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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


      Date of Report (Date of earliest event reported) September 20, 2001


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

   Delaware                         1-6311                    72-0487776
  (State of                (Commission File Number)          (IRS Employer
incorporation)                                             Identification No.)

         601 Poydras Street, Suite 1900                        70130
    (Address of principal executive offices)                 (Zip Code)

                                (504) 568-1010
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

Regulation FD Disclosure.

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On September 20 2001, the Company issued the following press release:

FOR IMMEDIATE RELEASE

TIDEWATER DISCUSSES SECOND QUARTER EARNINGS OUTLOOK

NEW ORLEANS, SEPTEMBER 20, 2001- Tidewater (NYSE: TDW) said today that the current volatility in U.S. equity markets has led the Company to clarify earnings expectations for the current quarter. The Company said that results for its second quarter ending September 30, 2001, are expected to be lower than many analyst estimates and will likely fall in the range of $.58 - $.63 per share. This estimate is a direct result of a decrease in vessel utilization in Gulf of Mexico natural gas drilling. The reduced utilization level, which began in early July, has remained stable over the last few weeks.

Despite lower domestic utilization during the quarter, Tidewater's domestic dayrates have remained relatively stable, and the Company's international segments, which comprise two-thirds of its worldwide operations, maintain relatively favorable utilization and dayrates in spite of the decline in domestic natural gas drilling activity.

"While we do not take the slowing of activity in the Gulf of Mexico lightly, we continue to point to our international operations as a mainstay of the Company," commented Chairman, President and Chief Executive Officer William C. O'Malley. "Historically, we have gone through many cycles, some favorable and others not so favorable. This quarter, which is expected to generate approximately $33 million to $35 million of net earnings, confirms Tidewater's solid financial foundation."
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The earnings outlook provided in this release is in direct response to recent market activity. The Company, in line with historical practice, does not intend to provide forward-looking earnings guidance on an ongoing basis.

     Tidewater Inc. owns and operates nearly 570 vessels, the world's largest fleet of vessels serving the global offshore energy industry.

     Statements contained in this press release that state the Company's expectations of future performance are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Reference is made to the Company's 2001 Annual Report on Form 10-K for a list of factors that could cause the Company's results to vary from those projected.

Contact:  Keith Lousteau 504-568-1010
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.


                              By:   /s/Cliffe F. Laborde
                                  -------------------------------------
                                    Cliffe F. Laborde
                                    Executive Vice President, General
                                    Counsel and Secretary



Date:  September 20, 2001